Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references to our firm, in the context in which they appear, and to the references to and incorporation of our report dated February 3, 2010, included in the Annual Report on Form 10-K of Gastar Exploration Ltd. for the fiscal year ended December 31, 2009, as well as in the notes to the financial statements included therein.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ C.H. (SCOTT) REES
C.H. (Scott) Rees III, P.E.
Chairman and Chief Executive Officer

Dallas, Texas

March 15, 2010